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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90551) pertaining to the Lanier Worldwide, Inc. Savings Incentive Plan, Lanier Worldwide, Inc. Deferred Compensation Plan for Directors, Lanier Worldwide, Inc. Stock Incentive Plan, and Lanier Worldwide, Inc. Employee Stock Purchase Plan of our report dated August 2, 2000, with respect to the consolidated financial statements of Lanier Worldwide, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2000.


                                                       /s/ Ernst & Young LLP

Atlanta, Georgia
September 15, 2000